ARTICLES OF INCORPORATION

OF

FUELS, INC.

KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Wyoming does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Wyoming, the Articles of Incorporation:

ARTICLE I

NAME

The name of the Corporation shall be: FUELS, INC.

ARTICLE II

PERIOD OF DURATION

The Corporation shall exist in perpetuity, from and after the date of filing the Articles of Incorporation with the Secretary of State of the State of Wyoming, unless dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Wyoming Business Corporation Act.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is fifty million (50,000,000) shares of $0.001 par value each, which shares shall be of one (1) class of voting common stock.

1. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive of preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

ARTICLE V

AMENDMENTS

The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the General Corporation Law of Wyoming.

ARTICLE VI

ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal of change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and managements of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

ARTICLE VII

REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial registered office of the Corporation is 13750 Bessemer Bend Road - Casper, Wyoming 82604. The name of the initial registered agent at such address is Michael R. Butler. Either the registered office or the registered agent may be changed in the manner permitted by law.

ARTICLE VIII

INITIAL BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The initial Board of Directors of the Corporation shall consist of three (3) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

NAME	ADDRESS
M. Ann Anderson	P. O. Box 1332 Glenrock, Wyoming 82637
Michael R. Butler	13750 Bessemer Bend Road Casper, Wyoming 82604
Everett M. Gordon	107 Lampliter Lane McMurray, Pennsylvania 15317

ARTICLE IX

INCORPORATOR

The name and address of the incorporator is as follows:

NAME	ADDRESS
Michael R. Butler	13750 Bessemer Bend Road Casper, Wyoming 82604

IN WITNESS WHEREOF, the above-named incorporator, for the purpose of forming a Corporation under the laws of the State of Wyoming, does make, file and record this certificate of Incorporation and certify that the facts herein stated are true and have accordingly set his hand and seal at Casper, Wyoming this 20 day of May, 1999.

Michael R. Butler
Michael R. Butler

STATE OF WYOMING)
) SS.
COUNTY OF NATRONA)

I, the undersigned, a Notary Public, hereby certify that on the 20th day of May, 1999, personally appeared before me, Michael R. Butler, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.

WITNESS my hand and official seal.

My commission expires: 9/1/99

Thomas M. Heckaday
Notary Public

Thomas M. Heckaday-Notary Public
County of Natrona State of Wyoming
My Commission Expires 9/1/99